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EXHIBIT 3.21

BY-LAWS OF

UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.

ARTICLE I—STOCKHOLDERS

    1.  Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transactions of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months of the date of the last annual meeting of stockholders.

    2.  Special Meetings.  Special meetings of the stockholders may be held, at such times and places, within or without the State of Delaware, as may be specified in the notice. Special meetings of stockholders may be called by the Chairman, the President and Chief Executive Officer or a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold not less than twenty (20%) of all shares outstanding and entitled to be voted at such meeting. The person or persons entitled to call such meeting shall call the meeting for a specified time and place and shall request the Secretary or Assistant Secretary of the corporation to give written notice thereof to the stockholders in the manner provided by these By-laws. If the Secretary or Assistant Secretary refuses or fails to give notice as requested within the time limit as required by these By-laws, the person or persons making the request may give notice in the manner provided by these By-laws.

    3.  Purpose.  Special meetings of the stockholders may be held for such purpose or purposes as are stated in the notice of the meeting:

    4.  Notice of Meeting.  Notice of all meetings of stockholders, stating the date, time, place and purpose thereof, shall, unless waived in writing by all the stockholders, be given in writing by the Secretary or Assistant Secretary of the corporation or by the persons specified in Section I.2 to each stockholder of record entitled to vote at such meeting or entitled to such notice, by mailing the same at least ten (10) days, but not more than sixty (60) days, before the date fixed for such meeting, to the address of each such stockholder as it appears upon the records of the corporation. The notice shall state the place, date and hour of the meeting and if it is a special meeting, the purpose or purposes thereof.

    5.  Mailing: Adjournment.  If mailed, such notice shall be deemed to be delivered upon confirmation of receipt of same by such stockholder. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the meeting is adjourned for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    6.  Waiver of Notice of Meeting.  Any stockholder may waive notice of any stockholders' meeting by signing either before or after the meeting a written waiver of notice of the meeting. Attendance of a stockholder either in person or by proxy shall constitute a waiver of notice of such meeting unless the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

    7.  Quorum.  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

    8.  Voting.  Any meeting of stockholders, each stockholder of the corporation shall be entitled to one (1) vote for each share of the corporation registered in his or her or its name on the books of the corporation (1) on the date fixed pursuant to these By-laws as the record date for the determination of stockholders entitled to vote at such meeting, notwithstanding the sale or other disposal of such share or shares or the transfer of the same on the books of the corporation on or after the date so fixed, or (2) if no such record date shall have been fixed, then at the time of such meeting. At any meeting of stockholders at which a quorum is present, all questions coming before the stockholders for decisions shall be decided by vote of the holders of a majority of such voting shares represented in person or by proxy and entitled to be voted at such meeting.

    9.  Proxies.  At any meeting of the stockholders, annual or special, any stockholder or record may be represented and vote by proxy or proxies, evidenced by an instrument in writing, signed by the stockholder, but such proxy must be presented to the Secretary of the stockholder's meeting before the person authorized may vote thereunder. No proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the proxy provides for a longer period.

    10.  Action Without Meeting.  Any action which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of the corporation's outstanding voting shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting. Such consents shall be delivered by hand or by certified or registered mail to the Secretary or Assistant Secretary of the corporation, return receipt requested, if mailed in the United States of America.

    Each written consent shall be signed by the stockholder giving the consent. No written consent shall be effective to take the corporate action referred to herein unless such written consent is delivered to the Secretary or Assistant Secretary of the corporation within sixty (60) days of the earliest dated consent so delivered.

    In the event that corporate action is taken without a meeting by less than all of the stockholders entitled to vote or consent thereon, the Secretary of the corporation shall give prompt notice to stockholders who have not consented in writing to such action.

    11.  Order of Business.  At all stockholders' meetings, after the ascertainment of stockholders present in person or by proxy and the presentation and filing of proxies with the corporation, the business of the corporation shall be considered in such order as the Chairman of the meeting deems advisable.

ARTICLE II—DIRECTORS

    1.  Number of Directors: Election: Vacancies: Removal.  The Board of Directors of the corporation shall consist of not less than one (1) nor more than eight (8) members as the Board of Directors shall at the time have designated. Each director shall be elected at the annual meeting of the stockholders for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

    2.  Resignations and Vacancies.  Vacancies caused by death, resignation or removal of a Director may be filled by the corporation's Board of Directors. Directors so chosen shall serve until the next stockholders' meeting called to elect Directors and until their successors are elected and qualified.

    3.  Meetings.  Annual meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders at which Directors are elected and no notice of such meeting shall be required to be given. Thereafter, regular or special meetings of the Board of Directors shall be held as determined by resolution of the Board of Directors or upon call by either the Chairman of the Board of Directors or the President.

    4.  Notices.  Notice of any special meeting of the Board of Directors shall be mailed to each Director addressed to him or her at his or her usual place of business at least five (5) days prior to the holding of such meeting. Every such notice shall state the date, time, and place of the meeting, but shall not be required to state the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director, if waived by him or her in writing and such waiver is filed with the corporation either before or after the meeting, or if he or she shall be present at such meeting without objecting to the lack of proper notice of the meeting. All meetings of the Board of Directors shall be held at such date, time and place as established by the Board of Directors as may be specified in the notice thereof.

    5.  Quorum.  A quorum for any meeting of Directors shall be a majority of Directors, except where a greater proportion of directors is required by these By-laws.

    6.  Directors Authority.  Except as otherwise provided by Delaware General Corporation Law and the Certificate of Incorporation of the corporation, the business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. Actions taken by the affirmative vote of a majority of directors at a meeting thereof duly called and held and actions taken by the written consent of a majority of directors filed with by records of the corporation shall be effective in adopting any resolution or other action.

    7.  Compensation.  The Board of Directors, by the affirmative vote of a majority of Directors then in office, irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the corporation as Directors, officers, or otherwise, notwithstanding any Director conflict of interest. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this section shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

    8.  Presumption of Assent.  A Director of the corporation who is present at a meeting of the Board of Directors at which any corporate action is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent is entered into the minutes of the meeting or unless he or she files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards a written dissent by certified or registered mail to the secretary of the corporation within a reasonable time after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

    9.  Record Date for Stockholders.  The Board of Directors shall fix a time not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights or (subject to contract rights with respect thereto)the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the stockholders entitled to notice of or right to vote at such meeting, or entitled to receive payment of any such dividend, distribution, or allotment or rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and, in such case only the persons who are stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid, or change of ownership of any shares either before or after such record date and such persons shall conclusively be deemed to be the stockholders of the corporation on such record date notwithstanding notice or knowledge to the contrary. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

    10.  Action Without Meeting.  Any action required or permitted to be taken at a Directors' meeting may be taken without a meeting if all members of the Board consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board.

ARTICLE III—COMMITTEES

    1.  Committees of the Board of Directors.  The Board of Directors, by a vote of a majority of the whole board, may from time to time designate one or more committees of the Board with each committee consisting of one or more directors. Each committee, to the extent provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation.

    2.  Conduct of Business.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.

ARTICLE IV—OFFICERS

    1.  General Provisions.  The officers of the corporation shall be responsible for the day to day conduct of the business in the ordinary course in the specific areas of responsibility as defined in these By-laws and as directed by The Board of Directors. The corporation shall have a Chairman of the Board, a Vice-Chairman of the Board, a President and Chief Executive Officer, a Secretary and a Treasurer. The corporation shall have such Vice Presidents, Assistant Treasurers and Assistant Secretaries as shall be determined by the Board of Directors. The election and removal of officers, and the manner of their acting, shall be governed by these By-laws.

    2.  Election and Term of Office.  The initial officers of the corporation may be elected by the Incorporator or by the Board of Directors. Thereafter, the officers of the corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

    3.  Removal.  Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.

    4.  Officers' Responsibilities.  The officers of the corporation shall be responsible for the day to day conduct of the business in the ordinary course of business in the specific areas of responsibility set forth in the By-laws and as directed by the Board of Directors.

    5.  Chairman of the Board.  The Chairman of the Board of the corporation shall be a director and shall preside at all meetings of the stockholders and directors. He or she may also hold any other office of the corporation.

    6.  Vice-Chairman of the Board.  The Vice-Chairman of the Board of the corporation shall be a director and shall, in the absence of the Chairman, preside at all meetings of the stockholders and directors. He or she may also hold any other office of the corporation. In the absence or disability of the President and Chief Executive Officer, the Vice-Chairman shall perform all the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

    7.  President and Chief Executive Officer.  The President and Chief Executive Officer of the corporation shall be in charge of the business of the corporation subject to the direction and control of the Board of Directors. He or she shall see that the resolutions and directives of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he or she shall discharge all duties customarily incident to the office of the President and Chief Executive Officer and such other duties as may be assigned by the Board of Directors. Except in those instances in which the authority to execute is expressly assigned by the Board of Directors or these By-laws, he or she shall execute certificates for the corporation's shares, contracts, deeds, mortgages, bonds, releases, land contracts, mechanics' liens, all transfers, assignments, releases and discharge of mortgages, and other instruments which the Board of Directors has authorized to be executed and he or she may accomplish such execution either individually or with the Secretary, any Assistant Secretary or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of instrument. He or she may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation or retained by, the Board of Directors.

    8.  Vice Presidents.  The Vice President (or in the event there be more than on Vice President, each of the Vice Presidents) shall perform such duties as may be assigned to him or her by the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the Board of Directors of these By-laws, any Vice President (or each of them if there are more than one) may execute certificates for the corporation's shares, contracts, deeds, mortgages, bonds, releases, land contracts, mechanics' liens, transfers, assignments, releases and discharges of mortgages, and other instruments which the Board of Directors has authorized to be executed and he or she may accomplish such execution either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

    9.  The Secretary.  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

    10.  The Treasurer.  The Treasurer shall have custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

    11.  Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President and Chief Executive Officer or the Board of Directors. The Assistant Secretaries and the Assistant Treasurers may sign with the President and Chief Executive Officer or a Vice President, or any other officer thereunto authorized by the Board of Directors, such instruments and documents as the Secretary or Treasurer, respectively is authorized to sign. If required by the Board of Directors, the Assistant Treasurers shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

    12.  Compensation.  The compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation because he or she is also a Director of the corporation.

ARTICLE V—INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

    The corporation shall indemnify its officers, directors, employees, and agents to the extent permitted by the Delaware Corporation Law.

ARTICLE VI—SHARES

    1.  Certificates for Shares.  Each stockholder of the corporation, whose shares have been fully paid, shall be entitled to a certificate or certificates certifying the number and class of paid-up shares registered in his, her or its name on the books of the corporation. Such certificates shall be consecutively numbered and shall be signed by the President and Chief Executive Officer, any Vice President and the Secretary, or any Assistant Secretary. A full record of each certificate as issued, shall be entered on the stub thereof. All certificates surrendered to the corporation shall be canceled. No certificates shall be transferred until the original certificate shall have been surrendered and canceled.

    2.  Transfer of Shares.  Transfers of shares shall be made only on the books of the corporation by the holder thereof, in person or by his, her or its duly authorized attorney. Requests for transfers must be accompanied by the surrender of the certificates, properly assigned, evidencing the shares so transferred. The corporation may appoint a Transfer Agent and Registrar, within or without the State of Delaware, for the transfer of its shares. No restrictions of the right to transfer shares and no reservation of lien thereon shall be effective against the transferee of such shares, unless the restriction or lien is noted conspicuously on the certificate representing such shares.

    3.  Lost, Destroved or Mutilated Certificates.  If any certificate for shares of the corporation become worn, defaced or mutilated, the Secretary, upon presentation or surrender thereof, may order the same to be canceled, and may issue a new certificate in lieu thereof. If any certificate for shares of the corporation is lost or destroyed, the Secretary, upon being given a proper bond of indemnity, with surety to his or her satisfaction, may issue a new certificate in lieu thereof to the person entitled to such lost or destroyed certificate.

    4.  Fractional Shares and Scrip Certificates.  The corporation may issue certificates for fractional shares, or may issue, in lieu thereof, scrip or other evidence of ownership, which shall entitle the holder to receive a certificate for full share upon the surrender of such scrip or other evidence of ownership aggregating a full share; but the holders of scrip or other evidence of ownership of fractional shares shall not be entitled to vote or to receive dividends upon such fractional shares.

    5.  Registered Stockholders.  A person or entity in whose name shares are of record on the books of the corporation shall conclusively be deemed to be the unqualified owner thereof for all purposes and to have the capacity to exercise all rights of ownership.

ARTICLE VII—MISCELLANEOUS

    1.  Fiscal Year.  The fiscal year of the corporation shall end on December 31st of each year, or on such other day as may be fixed from time to time by the Board of Directors.

    2.  Financial Statements.  The financial statements of the corporation shall be prepared in compliance with generally accepted accounting practices as applied in the United States of America.

    3.  Seal.  The corporation shall have no seal.

    4.  Any Mailing.  Any reference in these By-laws to the mailing of a document, notice or consent shall, by definition, include delivery by over-night delivery service or by facsimile transmission.

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  EXHIBIT 3.21
BY-LAWS OF UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.